WESTERN TECHNOLOGY & RESEARCH, INC.

FINANCIAL STATEMENTS

December 31, 1997 and 1996






C O N T E N T S


Independent Auditors' Report  3

Balance Sheets  4

Statements of Operations  5

Statements of Stockholders' Equity (Deficit)  6

Statements of Cash Flows  9

Notes to the Financial Statements  11




INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Western Technology & Research, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheets of Western Technology & Research, Inc. (A Development Stage Company) as of December 31, 1997 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997and 1996 and from inception on September 19, 1984 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Western Technology & Research, Inc. (A Development Stage Company) as of December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and from inception on September 19, 1984 to December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred losses from its inception through December 31, 1997 and it has not established revenues sufficient to cover its operating costs and to allow it to continue as a going concern, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones, Jensen & Company
Salt Lake City, Utah
June 9, 1998
/* WordPerfect WARNING - No Equivalent EDGAR Representation */
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The accompanying notes are an integral part of these financial statements.


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WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Balance Sheets


ASSETS


          December 31,
          1997

CURRENT ASSETS

  Cash     $     -

     Total Current Assets          -

    TOTAL ASSETS     $     -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accounts payable     $     -

     Total Current Liabilities          -

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock, 50,000,000 shares
   authorized at no par value, 500,000,
   shares issued and outstanding           93,843
  Deficit accumulated during the
   development stage          (93,843     )

     Total Stockholders' Equity (Deficit)          -

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY
      (DEFICIT)     $     -           WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Statements of Operations

                                                       From
                                                       Inception
                                                       September
                                        For the Years Ended
19, 1984 to
                                        December
31,                                 December 31,
                         1997                    1996
1997

SALES                    $     -               $     -               $
-

EXPENSES                         -                    -
-

NET INCOME (LOSS) FROM OPERATIONS                         -
-                    -

GAIN (LOSS) ON DISCONTINUED OPERATIONS                    15,307
33,300               (93,843     )

INCOME (LOSS) PRIOR TO INCOME TAXES
15,307               33,300               (93,843     )

PROVISION FOR INCOME TAXES (Note 1)
-                    -                    -

NET INCOME (LOSS)                    $     15,307          $
33,300          $     (93,843     )

NET EARNINGS (LOSS) PER SHARE                    $     0.03          $
0.07          $     (0.00     )

      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

                                        Deficit
                                        Accumulated
                                        During the
               Common Stock                    Development
          Shares                    Amount                   Stage

Balance at inception, September 19, 1984          -               $
-               $     -

Net income for the period ended
 December 31, 1984          -                    -
-

Balance, December 31, 1984          -                    -
-

Common stock issued for cash
 at $0.10 per share          110,400               11,040
-

Common stock issued for cash at
 $0.20 per share          105,000               21,000
-

Common stock issued for debt at
 $0.20 per share          500               100               -

Net income for the year ended
 December 31, 1985          -                    -
3,644

Balance, December 31, 1985          215,900               32,140
3,644

Common stock issued for cash
 at $0.20 per share          40,000               8,000
-

Net loss for the year ended
 December 31, 1986          -                    -
(5,461     )

Balance, December 31, 1986          255,900               40,140
(1,817     )

Net loss for the year ended
 December 31, 1987          -                    -
(10,815     )

Balance, December 31, 1987          255,900          $     40,140
$     (12,632     )

      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
 Statements of Stockholders' Equity (Deficit) (Continued)

                                        Deficit
                                        Accumulated
                                        During the
                   Common Stock                    Development
          Shares                     Amount
Stage

Balance, December 31, 1987          255,900          $     40,140
$     (12,632     )

Common stock issued for cash
 at $0.20 per share          15,000               3,000
-

Common stock issued for property
 at $0.20 per share          30,000               6,000
-

Net loss for the year ended
 December 31, 1988          -                    -
(20,494     )

Balance, December 31, 1988          300,900               49,140
(33,126     )

Net loss for the year ended
 December 31, 1989          -                    -
(30,603     )

Balance, December 31, 1989          300,900               49,140
(63,729     )

Common stock issued for cash
 at $0.20 per share          5,000               1,000
-

Common stock issued in lieu
 of salary at $0.20 per share          10,000
2,000               -

Common stock issued for services
 at $0.20 per share          160,000               32,000
-

Commons stock issued for note
 extension at $0.20 per share          5,000               1,000
-

Common stock issued for debt
 at $0.20 per share          6,600               1,320
-

Net loss for the year ended
 December 31, 1990          -                    -
(29,601     )

Balance, December 31, 1990          487,500               86,460
(93,330     )

Net income for the year ended
 December 31, 1991          -                    -
1,504

Balance, December 31, 1991          487,500           $     86,460
$     (91,826     )


WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
 Statements of Stockholders' Equity (Deficit) (Continued)

                                        Deficit
                                        Accumulated
                                        During the
                   Common Stock                    Development
          Shares                    Amount
Stage

Balance, December 31, 1991          487,500           $     86,460
$     (91,826     )

Net loss for the year ended
 December 31, 1992          -                    -
(3,579     )

Balance, December 31, 1992          487,500               86,460
(95,405     )

Net loss for the year ended
 December 31, 1993          -                    -
(46,710     )

Balance, December 31, 1993          487,500               86,460
(142,115     )

Common stock issued for cash
 payments made on behalf of
 the Company at $0.20 per share          12,500
2,500               -

Net income for the year ended
 December 31, 1994          -                    -
2,918

Balance, December 31, 1994          500,000               88,960
(139,197     )

Net loss for the year ended
 December 31, 1995          -                    -
(3,253     )

Balance, December 31, 1995          500,000               88,960
(142,450     )

Services paid on the Company's
 behalf contributed to capital          -
4,000               -

Net income for the year ended
 December 31, 1996          -                    -
33,300

Balance, December 31, 1996          500,000               92,960
(109,150     )

Expenses paid on the Company's behalf
 contributed to capital          -                    883               -

Net income for the year ended
December 31, 1997          -                    -
15,307

Balance, December 31, 1997          500,000          $     93,843
$     (93,843     ) WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Statements of Cash Flows


                                                       From
                                                       Inception
                                                       September
                                        For the Years Ended
19, 1984 to
                                        December
31,                                 December 31,
                         1997                    1996
1997
 CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income (loss)                    $     15,307          $
33,300          $     (93,843     )
 Adjustments to reconcile
   net income to cash flows:
    Depreciation                         -
-                    36,988
    (Gain) loss on disposal of assets
-                    -                    35,779
    Common stock issued for services
-                    4,000               56,380
    Interest accrued on note payable
-                    211               12,720
    Income from debt release                         (16,142     )
(37,654     )          (64,909     )
    Expenses paid for Company                         883
-                    883
 Changes in operating assets and liabilities:
    (Increase) decrease in accounts
     receivable and related receivables
-                    -                    (9,599     )
    (Increase) decrease in inventory
-                    -                    (2,745     )
    (Increase) decrease in other assets
-                    -                    (105     )
    Increase (decrease) in accounts payable                          (48
)          143               174

      Net Cash Provided (Used) by Operating Activities
-                    -                    (28,277     )

CASH FLOWS FROM INVESTING ACTIVITIES:

 Purchase of fixed assets                         -
-                    (63,617     )
 Sale of fixed assets                         -
-                    3,300

      Net Cash Provided (Used) by Investing Activities
-                    -                    (60,317     )

CASH FLOWS FROM FINANCING ACTIVITIES:

  Repayment of note payable                         -
-                    (42,390     )
  Issuance of stock for cash                         -
-                    36,580
  Proceeds from note payable                         -
-                    94,404

     Net Cash Provided (Used) by Financing Activities               $
-               $     -               $     88,594           WESTERN TECHNOLOGY
 & RESEARCH, INC.
(A Development Stage Company)
Statements of Cash Flows (Continued)

                                                       From
                                                       Inception
                                                       September
                                        For the Years Ended
19, 1984 to
                                        December
31,                                 December 31,
                         1997                    1996
1997

NET INCREASE (DECREASE) IN CASH                    $     -               $
-               $     -

CASH AT BEGINNING OF PERIOD                         -
-                    -

CASH AT END OF PERIOD                    $     -               $
-               $     -

CASH PAID DURING THE YEAR FOR:

  Interest                    $     -               $     -
$     -
  Income taxes                    $     -               $     -
$     -

NON CASH FINANCING ACTIVITIES

  lssuance of stock for services                    $     -
$     4,000          $     56,380
      WESTERN TECHNOLOGY & RESEARCH, INC.
(A Development Stage Company)
Notes to the Financial Statements
December 31, 1997 and 1996


NOTE 1 -     ORGANIZATION AND DESCRIPTION OF BUSINESS

Western Technology & Research, Inc., (The Company) was organized under the laws of the State of Wyoming on September 19, 1984. The Company was incorporated for the purpose of mineral research and development. The Company is presently inactive and all assets have been disposed of, accordingly the Company is classified as a development stage company.

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year end.

b. Loss Per Share

The computation of loss per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

     c. Provision for Taxes

At December 31, 1997 the Company had net operating loss carryforwards of approximately $93,000 that may be offset against future taxable income through 2012. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

     d. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     e. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     f. Forward Stock Split

On January 19, 1996, the Company's common stock was forward split on a 5 shares for 1 basis. The accompanying financial statements reflect the forward stock split on a retroactive basis. WESTERN TECHNOLOGY & RESEARCH, INC. (A Development Stage Company)
Notes to the Financial Statements (Continued)
December 31, 1997 and 1996


NOTE 3 -     DISCONTINUED OPERATIONS

During 1993 the Company discontinued operations, and was reclassified as a development stage company. All revenues generated by the Company have been netted against the expenses and are grouped into the discontinued operations line on the statement of operations.

NOTE 4 -     GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from its inception through December 31, 1997. It has not established revenues sufficient to cover its operating costs and to allow it to continue as a going concern. Management intends to seek a merger with an existing, operating company. Currently management is committed to covering all operating and other costs until such a merger is complete.